Exhibit 99.1

Ixia Announces Financial Results for 2015 Fourth Quarter and Full Year
Board of Directors Authorizes Share Repurchase Program

CALABASAS, Calif.--Feb. 23, 2016 - Ixia (Nasdaq: XXIA) today reported its financial results for the fourth quarter and year ended December 31, 2015.
Total revenue for the 2015 fourth quarter was $138.5 million, up 9 percent, compared with $127.2 million reported for the 2014 fourth quarter and up 10 percent compared with $125.9 million reported for the 2015 third quarter. Total revenue for full year 2015 was $516.9 million, an increase of 11 percent compared with $464.5 million reported for full year 2014.
"The fourth quarter was a strong finish to a record year. We grew full year revenue 11 percent to surpass the $500 million annual revenue milestone,” said Bethany Mayer, Ixia's president and chief executive officer. “Our topline growth coupled with our continued focus on operational excellence and financial discipline drove significant earnings growth and the generation of nearly $100 million in cash flow from operations. We believe we are well positioned to execute our strategic objectives and are committed to returning value to our shareholders. Our implementation of a share repurchase program exemplifies this commitment."
On a GAAP basis, the company recorded net income for the 2015 fourth quarter of $5.8 million, or $0.07 per diluted share, compared with net income of $0.3 million, or $0.00 per diluted share, for the 2014 fourth quarter. The company recorded GAAP net income for full year 2015 of $6.0 million, or $0.07 per diluted share, compared with a GAAP net loss of $41.6 million, or a loss of $0.54 per share, for full year 2014.
Non-GAAP net income for the 2015 fourth quarter was $18.7 million, or $0.22 per diluted share, compared with non-GAAP net income of $15.6 million, or $0.19 per diluted share, for the 2014 fourth quarter. The company recorded non-GAAP net income for full year 2015 of $56.7 million, or $0.67 per diluted share, compared with $28.2 million, or $0.36 per diluted share, for full year 2014.
Additional non-GAAP information and a reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures for the 2015 and 2014 fourth quarters and full years may be found in the attached financial tables.
Ixia ended the 2015 fourth quarter with approximately $67 million in cash, cash equivalents, and investments, compared with $175 million at September 30, 2015. Ixia’s cash, cash equivalents, and investments at the end of the fourth quarter reflect approximately $24 million in cash flow generated from operations during the fourth quarter offset by approximately $135 million used to repay the company’s convertible notes that matured on December 15, 2015.
Share Repurchase Program

Ixia also announced that its Board of Directors has approved a share repurchase program under which the company may, over the next 12 months, acquire up to $25 million of its common stock. Under the repurchase program, the company may, from time to time, and subject to general business and market conditions, alternative investment opportunities, and other factors, repurchase shares in open market purchases, privately negotiated transactions and/or through other means, and may include repurchases pursuant to a Rule 10b5-1 trading plan. The repurchase program may be suspended or discontinued at any time in the company’s discretion.

Conference Call and Webcast Information

Ixia will host a conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) for analysts and investors to discuss the company’s 2015 fourth quarter and full year results and its business outlook and guidance for the 2016 first quarter. The call will be open to the public, and interested parties may listen to the call by dialing (804) 681-3728. A live audio webcast of the conference call will be accessible from the “Investors” section of the company’s website (www.ixiacom.com/investors). Following the live webcast, an archived version will be available in the “Investors” section of the Ixia website for at least 90 days. Certain supplemental financial information will be posted promptly to the website following the issuance of this press release, and additional supplemental financial information will be posted just prior to the start of the conference call.

Non-GAAP Financial Measures

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (i.e., non-GAAP net income and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as expenses relating to internal investigations and any related remediation efforts, the restatement of our financial statements for the first and second quarters of 2013 and for the six months ended June 30, 2013, the pending securities class action and shareholder derivative action against the company and certain of its current and former officers and directors as well as an ongoing SEC investigation, stock-based compensation expenses, acquisition and other related costs, restructuring expenses, the amortization of acquisition-related intangible assets, and the related income tax effects of these items, as well as certain other non-cash income tax impacts such as changes in the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to and/or reflective of the underlying performance of our business operations. We believe that, by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, evaluating our ongoing business operations, identifying and assessing financial and business trends, and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are provided to enhance the user's overall understanding of our financial performance. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist management in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information may not necessarily be comparable to that of other companies that may calculate their non-GAAP financial measures differently and should be considered as a supplement to, and not a substitute for or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below in the attached financial tables and also posted on our website.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements made in this press release may be deemed to be forward-looking statements including, without limitation, statements regarding the company’s positioning to execute on its strategic objectives and its share repurchase program. In some cases, such forward-looking statements can be identified by words such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential," or the like. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. These risks and uncertainties, as well as other factors, may cause our future results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause the actual results to differ materially from those expressed or implied in such forward-looking statements include, among others: our success in developing, producing, and introducing new products and in keeping pace with the rapid technological changes that characterize our market; our success in developing new sales channels and customers; market acceptance of our products; competition; changes in the global economy and in market conditions; consistency of orders from significant customers; our success in leveraging our intellectual property portfolio, expertise and market opportunities; our expectations regarding the transition into Software Defined Networks (SDN) and Network Functions Virtualization (NFV); with respect to our share repurchase program, any decision to delay, suspend, or discontinue the program, the market price of the company’s common stock prevailing from time to time, the availability of funding for share repurchases, the availability and nature of alternative investment opportunities presented to the company, and changes in general business and market conditions; material weaknesses in our internal controls; and war, terrorism, political unrest, natural disasters, cybersecurity attacks, and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain, and/or impact the delivery of our products. The factors that may cause future results to differ materially from our current expectations also include, without limitation, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ixia
Ixia (NASDAQ: XXIA) provides testing, visibility, and security solutions, strengthening applications across physical and virtual networks for enterprises, service providers, and network equipment manufacturers. Ixia offers companies trusted environments in which to develop, deploy, and operate. Customers worldwide rely on Ixia to verify their designs, optimize their performance, and ensure protection of their networks to make their applications stronger.

Learn more at www.ixiacom.com.

Ixia and the Ixia logo are trademarks or registered trademarks of Ixia in the United States and other jurisdictions. All other trademarks used herein are the property of their respective owners.

Investor Relations Contact:
The Blueshirt Group
Maria Riley, Investor Relations
Tel: 415-217-7722

IXIA
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$52,472	$46,394
Marketable securities	14,504	79,760
Accounts receivable, net	121,932	99,528
Inventories	33,289	44,826
Prepaid expenses and other current assets	44,384	45,957
Total current assets	266,581	316,465
Property and equipment, net	36,536	37,648
Intangible assets, net	103,660	145,108
Goodwill	338,873	338,873
Other assets	34,227	30,697
Total assets	$779,877	$868,791

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$15,346	$16,902
Accrued expenses and other	70,029	45,271
Deferred revenues	108,436	100,170
Convertible senior notes	—	198,880
Term loan, net	3,045	—
Total current liabilities	196,856	361,223
Deferred revenues	22,117	18,046
Other liabilities	7,406	8,431
Term loan, net	34,487	—
Total liabilities	260,866	387,700

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at December 31, 2015 and 2014; 80,805 and 78,575 shares issued and outstanding as of December 31, 2015 and 2014, respectively	201,087	187,397
Additional paid-in capital	225,432	206,913
Retained earnings	93,525	87,574
Accumulated other comprehensive loss	(1,033)	(793)
Total shareholders’ equity	519,011	481,091
Total liabilities and shareholders’ equity	$779,877	$868,791

IXIA
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues:
Products	$97,352	$89,200	$361,923	$325,455
Services	41,126	38,006	155,014	139,003
Total revenues	138,478	127,206	516,937	464,458
Costs and operating expenses: (1)
Cost of revenues – products (2)	25,307	25,608	97,415	98,815
Cost of revenues – services	3,956	4,038	16,443	16,166
Research and development	29,520	27,477	113,443	115,156
Sales and marketing	41,331	37,410	155,211	151,765
General and administrative	14,651	17,179	68,925	66,475
Amortization of intangible assets	10,125	10,915	42,315	46,901
Acquisition and other related costs	10	(103)	656	3,277
Restructuring	10	1,623	(517)	10,310
Total costs and operating expenses	124,910	124,147	493,891	508,865
Income (loss) from operations	13,568	3,059	23,046	(44,407)
Interest income and other, net	220	(554)	(372)	(24)
Interest expense	(1,479)	(2,437)	(8,331)	(8,266)
Income (loss) before income taxes	12,309	68	14,343	(52,697)
Income tax expense (benefit)	6,558	(218)	8,392	(11,105)
Net income (loss)	$5,751	$286	$5,951	$(41,592)
Earnings (loss) per share:
Basic	$0.07	$0.00	$0.07	$(0.54)
Diluted	$0.07	$0.00	$0.07	$(0.54)
Weighted average number of common and common equivalent shares outstanding:
Basic	80,511	78,404	79,633	77,629
Diluted	82,362	79,563	81,459	77,629

(1) Stock-based compensation included in:
Cost of revenues – products	$82	$114	$315	$331
Cost of revenues – services	31	44	120	126
Research and development	1,609	1,925	6,625	6,843
Sales and marketing	1,295	1,484	4,730	5,624
General and administrative	1,638	1,840	7,186	3,595

(2)
Cost of revenues – products excludes amortization of intangible assets related to purchased technologies of $6.4 million for both the three months ended December 31, 2015 and 2014, and $25.7 million and $28.9 million for the years ended December 31, 2015 and 2014, respectively, which are included in Amortization of intangible assets.

IXIA
Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,
	2015	2014
GAAP net income	$5,751	$286
Adjustments:
Stock-based compensation (a)	4,655	5,407
Amortization of intangible assets (b)	10,125	10,915
Acquisition and other related costs (c)	10	(103)
Restructuring (d)	10	1,623
Investigations, shareholder litigation and related matters (e)	(660)	4,019
Income tax effect (f)	(1,187)	(6,518)
Non-GAAP net income	$18,704	$15,629

GAAP diluted income per share	$0.07	$0.00
Adjustments:
Stock-based compensation (a)	0.06	0.07
Amortization of intangible assets (b)	0.12	0.14
Acquisition and other related costs (c)	0.00	0.00
Restructuring (d)	0.00	0.02
Investigations, shareholder litigation and related matters (e)	(0.01)	0.05
Income tax effect (f)	(0.01)	(0.08)
Convertible senior notes (g)	(0.01)	(0.01)
Non-GAAP diluted earnings per share	$0.22	$0.19

Shares used in computing GAAP diluted earnings per common share	82,362	79,563
Effect of reconciling item (g)(h)	5,677	10,229
Shares used in computing non-GAAP diluted earnings per common share	88,039	89,792

(a)
This reconciling item represents stock-based compensation. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)
This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies. As amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)
This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration-related costs such as: professional fees for legal, accounting, tax, due diligence, valuation and other related services; amortization of deferred compensation; consulting fees; required regulatory costs; certain employee, facility and infrastructure costs; and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(d)
This reconciling item represents costs associated with our restructuring plans. During the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. During the third quarter of 2014, we implemented a company-wide restructuring initiative to restructure our operations to better align our operating costs with our business opportunities. The restructuring costs associated with our restructuring plans primarily relate to employee termination benefits, lease exit costs, and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)
This reconciling item represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the June 2014 restatement of our financial statements for the first quarter of 2013 and for the three and six months ended June 30, 2013, (iii) the securities class action against the company and certain of its current and former officers and directors as well as a shareholder derivative action, and (iv) an SEC investigation. These costs consist primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these non-recurring costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)
This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), and (e), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.

(g)
This reconciling item for the non-GAAP diluted earnings per share calculation includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.

(h)
This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.

IXIA
Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Year Ended December 31,
	2015	2014
GAAP net income (loss)	$5,951	$(41,592)
Adjustments:
Stock-based compensation (a)	18,976	16,519
Amortization of intangible assets (b)	42,315	46,901
Acquisition and other related costs (c)	656	3,277
Restructuring (d)	(517)	10,310
Investigations, shareholder litigation and related matters (e)	6,454	15,908
Inventory adjustments (f)	—	1,393
Income tax effect (g)	(17,160)	(24,562)
Non-GAAP net income	$56,675	$28,154

GAAP diluted income (loss) per share	$0.07	$(0.54)
Adjustments:
Stock-based compensation (a)	0.23	0.21
Amortization of intangible assets (b)	0.52	0.60
Acquisition and other related costs (c)	0.01	0.04
Restructuring (d)	(0.01)	0.14
Investigations, shareholder litigation and related matters (e)	0.08	0.20
Inventory adjustments (f)	—	0.02
Income tax effect (g)	(0.21)	(0.31)
Convertible senior notes (h)	(0.02)	—
Non-GAAP diluted earnings per share	$0.67	$0.36

Shares used in computing GAAP diluted earnings per common share	81,459	77,629
Effect of reconciling item (h)(i)	8,350	1,152
Shares used in computing non-GAAP diluted earnings per common share	89,809	78,781

(a)
This reconciling item represents stock-based compensation. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)
This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies. As amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)
This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration-related costs such as: professional fees for legal, accounting, tax, due diligence, valuation and other related services; amortization of deferred compensation; consulting fees; required regulatory costs; certain employee, facility and infrastructure costs; and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(d)
This reconciling item represents costs associated with our restructuring plans. During the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. During the third quarter of 2014, we implemented a company-wide restructuring initiative to restructure our operations to better align our operating costs with our business opportunities. The restructuring costs associated with our restructuring plans primarily relate to employee termination benefits, lease exit costs, and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)
This reconciling item represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the June 2014 restatement of our financial statements for the first quarter of 2013 and for the three and six months ended June 30, 2013, (iii) the securities class action against the company and certain of its current and former officers and directors as well as a shareholder derivative action, and (iv) an SEC investigation. These costs consist primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these non-recurring costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)
This reconciling item represents the amortization of the purchase price accounting adjustment related to the fair value of inventory as a result of our acquisition of Net Optics, Inc. While we may have additional amortization charges in the future resulting from purchase price accounting adjustments, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these charges, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(g)
This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), and (f), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.

(h)
This reconciling item for the non-GAAP diluted earnings per share calculation for the year ended December 31, 2015 includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.

(i)
This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.